Exhibit 99.1 FOR IMMEDIATE RELEASE

Libbey Inc. Announces Organizational Realignment Plan to Drive Improved Performance and Growth
Realignment actions expected to reduce annual pre-tax run-rate costs by $9 - $11M

TOLEDO, Ohio, (August 27, 2019) --Libbey Inc. (NYSE American: LBY), one of the world's largest glass tableware manufacturers, today announced an organizational realignment plan that is expected to reduce annual pre-tax run-rate costs by approximately $9 - $11M.
The plan focuses on transformational actions and structural changes to lower the Company’s cost base, improve its financial performance and cash flow generation, and create a simplified organization best positioned to deliver against its key financial and operational priorities.
These priorities, which include leveraging digital marketing capabilities to reach and influence distributors and end users, driving growth in underpenetrated segments of foodservice, continuing the business transformation enabled by ERP, and optimization of our global supply chain, are intended to drive operating performance improvement and growth over the next several years.
The plan includes the following actions:

•	Transition to a global, functionally aligned organization to better leverage expertise and scale.

•	Centralize manufacturing operations and supply chain management to optimize and leverage capabilities and capacity across the global network.

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Integrate key e-commerce functions into our core business, resulting in a more efficient omni-channel commercial operating structure as well as the creation of a new global marketing organization to drive efficiencies and better leverage digital marketing capabilities across our top foodservice distribution and retail customers.

•	Decrease the number of layers and broaden managers’ spans of control to simplify decision making and improve agility and responsiveness.

•	Leverage our extensive sales and channel expertise to drive synergies and growth across Libbey’s United States & Canada and Latin America regions.
In connection with the organizational realignment plan, the Board has approved the appointment of James C. (Jim) Burmeister to the additional role of senior vice president, chief operating officer, effective October 1, 2019. While the Company conducts a search for a new chief financial officer, Mr. Burmeister will continue in his current role as the Company’s senior vice president, chief financial officer. In his expanded role, Mr. Burmeister will have primary responsibility for the Company’s manufacturing, engineering and supply chain operations, in addition to his continuing responsibilities for the Company’s accounting, finance and information technology functions, and will provide focused leadership to leverage and optimize our global supply chain.
“Libbey is taking decisive actions to transform our business. The actions we announced today are indicative of our strong commitment to driving improved performance and delivering consistent profitable growth,” said Michael P. Bauer, chief executive officer, Libbey Inc. “Over the past several months, we have been refining our strategy and developing action plans around our key business priorities. We are taking significant steps to realign and right-size our organization around our most profitable businesses and opportunities. The actions we’ve taken are meaningful steps forward in our strategic development, and we are confident that execution against these plans will drive enhanced operational performance and deliver consistent and profitable growth for the long-term.”

About Libbey Inc.
Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2018, Libbey Inc.'s net sales totaled $797.9 million. Additional information is available at www.libbey.com.

Caution on Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements. Investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on February 27, 2019. Important factors potentially affecting performance include but are not limited to risks related to increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the RMB and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

Media Contact
Jamie Burt, Media
(419) 325-2672
jburt@libbey.com

Investor Relations Contact
Chris Hodges or Bobby Winters
Alpha IR Group
(312) 445-2870
LBY@alpha-ir.com

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